UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2016

IRADIMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36534	73-1408526
(Commission File Number)	(IRS Employer Identification No.)

1025 Willa Springs Dr., Winter Springs, FL	32708
(Address of Principal Executive Offices)	(Zip Code)

(407) 677-8022

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2016, IRADIMED CORPORATION (the “Company”) issued a press release announcing the appointment of Jonathan Kennedy to the Board of Directors (“Board”) of the registrant. In addition to his appointment to the Board, Mr. Kennedy will also serve as a member of the Audit Committee and the Compensation Committee.  As a non-employee director, Mr. Kennedy’s compensation consists of a grant of 7,374 Restricted Stock Units per the Company’s 2014 Equity Incentive Plan.  Mr. Kennedy’s restricted stock units vest in three equal annual installments beginning on June 27, 2017. Upon vesting, Mr. Kennedy will receive a number of shares of common stock equal to the number of restricted stock units that have vested.  Mr. Kennedy will also receive cash compensation of $47,500 pursuant to the Company’s board compensation plan.  Mr. Kennedy’s cash compensation consists of a $35,000 annual retainer as a board member, $7,500 as a member of the audit committee and $5,000 as a member of the compensation committee.

The full text of the press release is included in Exhibit 99.1 to this report.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1	Press release dated June 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRADIMED CORPORATION

Date: June 28, 2016

	By:	/s/ Chris Scott
	Name:	Chris Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated June 28, 2016